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                                                                   Exhibit 10.74


                          CUBIST PHARMACEUTICALS, INC.

                                 FIFTH AMENDMENT
                                       TO
                   1993 AMENDED AND RESTATED STOCK OPTION PLAN


       This FIFTH AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as amended (the "Plan"), of Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), is being adopted by resolution of the Board of Directors at a meeting held on May 16, 2000 (the "Effective Date"). Effective from and after the Effective Date, the Plan is hereby amended as follows:


       1. Section 8.2 of the Plan hereby is amended by replacing the reference therein to "2,000 Shares" with "10,000 Shares", said amendment being for the purpose of increasing the number of Shares subject to the Nonstatutory Option granted to Directors on the business day immediately following the annual meeting of stockholders of the Company.

       Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.